UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2015

CORD BLOOD AMERICA, INC.
 (Exact name of registrant as specified in its charter)

Florida	000-50746	90-0613888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1857 Helm Drive, Las Vegas, NV 89119
 (Address of Principal Executive Office) (Zip Code)

(702) 914-7250
 (Registrant’s telephone number, including area code)
_______________________________

Copies to:
Joseph R. Vicente
1857 Helm Drive, Las Vegas, NV 89119
Phone: (702) 914-7250
Fax: (702) 914-7251

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

On December 10, 2015, Cord Blood America, Inc. (the “Company”) issued a press release announcing that the Company will undertake a review of strategic alternatives, which may include a possible sale of assets or the sale of the Company, along with other alternatives or forms of business combination.  The press release further announced that the review of strategic alternatives will be run by a committee of the Board of Directors consisting of all independent directors.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Forward-Looking Statements

Some statements made in this filing are forward-looking statements. We use words such as "anticipate," "believe," "expect,'' "future," "intend," "plan," and similar expressions to identify forward-looking statements. These statements including those related to the growth of the industry, new stem cell treatments, and Cord Blood America's performance, are only predictions and are subject to certain risks, uncertainties and assumptions. Statements made herein are as of the date of this filing and should not be relied upon as of any subsequent date. The Company's past performance is not necessarily indicative of its future performance. The Company does not undertake, and the Company specifically disclaims any obligation to update any forward-looking statements to reflect occurrences, developments, events, or circumstances after the date of such statement.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated December 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORD BLOOD AMERICA, INC.
(Registrant)

Date: December 10, 2015	By:	/s/ Joseph Vicente
President